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                                                                   EXHIBIT 10.11

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                           1997 RESTRICTED STOCK PLAN

         1. Purpose. The purpose of this 1997 Restricted Stock Plan (the "Plan") is to promote the interests of Computer Network Technology Corporation, a Minnesota corporation (the "Company"), and its shareholders by providing personnel (other than officers or directors) of the Company and any parent or subsidiary thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the Company's ability to provide the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability.

         2. Administration.

                  (a) General. This Plan shall be administered by a committee of two or more directors of the Company (the "Committee") appointed by the Company's Board of Directors (the "Board"). If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. No director shall serve as a member of the Committee unless such director is a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and participants in this Plan.

                  (b) Indemnification. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

                  (c) Delegation of Authority. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act ("Section 16 Individuals"). The Chief Executive Officer of the Company may, in turn, delegate such authority to such other officer of the Company as the Chief Executive Officer may determine.

         3. Shares. The shares that may be made subject to awards granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.01 per share ("Shares," and each individually a "Share"), and they shall not exceed 100,000 Shares in the aggregate, subject to adjustment as provided in paragraph 10, below. If any Shares subject to awards granted under this Plan are cancelled or returned to the Company because any conditions, limitations or restrictions imposed on such awards are not complied with or satisfied, such Shares may not be made subject to subsequent awards granted under this Plan.

         4. Eligible Participants. Stock awards may be granted under this Plan to any full-time employee of the Company, or any parent or subsidiary thereof, who is not, at the time of such award, an officer or director of the Company or any parent thereof. Stock awards also may be granted to (i) individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant and
(ii) any individual or entity that the Company desires to induce to become an employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of an advisor or consultant. The employees and other individuals and entities to whom awards may be granted pursuant to this paragraph 4 are referred to herein as "Eligible Participants."
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         5. Terms and Conditions of Stock Awards. The Committee may, from time to time during the term of this Plan, grant stock awards to such Eligible Participants as the Committee may determine, such stock awards consisting of grants of Shares to be issued to the designated Eligible Participants. In determining the Eligible Participants to whom stock awards shall be granted and the number of Shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to any stock award may be unrestricted or may be subject to such conditions, limitations and restrictions, if any, as may be provided in a written agreement pursuant to paragraph 6 providing for the stock award. The maximum number of Shares that may be granted to any one Eligible Participant pursuant to any stock awards under this Plan in any fiscal year of the Company may not exceed 25,000 Shares (subject to adjustment pursuant to paragraph 10 hereof).

         6. Agreements. Stock awards granted under this Plan may, but need not, be made subject to a written agreement in such form or forms as the Committee may from time to time determine.

         7. Fair Market Value. For purposes of this Plan, the "Fair Market Value" of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean:

                  (a) the closing sale price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred on the National Association of Securities Dealers, Inc. Automated Quotations National Market System (NMS), or

                  (b) if the Shares are not quoted on the NMS, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date. If the NMS has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date."

         8. Tax Withholding. A person receiving a stock award may, as a condition precedent to receiving the award or to receiving Shares following the lapse of conditions, limitations or restrictions relating thereto, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any agreement provided for in paragraph 6 (or provide by Committee action with respect to any outstanding award) that a person may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the award, through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person receiving the award or through a subsequent return to the Company of Shares delivered to the person receiving the award (in each case, such Shares having an aggregate Fair Market Value on the date on which the withholding obligation arises equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

         9. Dissolution, Liquidation, Merger. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"), the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding awards granted under this Plan by the substitution, in lieu of such awards, of awards covering appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or (ii) declare, at least twenty days prior to the Event, and provide written notice to each holder of an outstanding award of the declaration, that all conditions, limitations and restrictions relating to each outstanding award are cancelled and terminated and that the Shares subject to each such outstanding award are unrestricted.

         10. Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of any holder of an award, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities subject to outstanding awards.



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         11. Compliance With Legal Requirements. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

         12. Right to Terminate Employment. Nothing contained in this Plan, or in any award granted pursuant to this Plan, shall confer upon any person any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such person's employment at any time.

         13. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

         14. Amendment and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the award, alter or impair any award previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

         15. Term.

                  (a) Effective Date. This Plan shall be effective as of May 15, 1997.

                  (b) Termination. This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 14 above.




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